                                                                  EXHIBIT 99.(D)

                         FORM OF TRIANGLE PACIFIC CORP.
                               STOCK OPTION PLAN


          Triangle Pacific Corp. hereby adopts the Triangle Pacific Corp. Stock Option Plan on this ____ day of __________, 1992.

ARTICLE I.  DEFINITIONS

          1.1  Definitions.  For purposes of this Plan, the following terms
               -----------
shall have the meanings set forth below, except as otherwise specified or as the context may otherwise require:

          "Beneficiary" means the person(s) or trust(s) by will or the laws of descent and distribution or the estate or personal representative entitled to receive the benefits specified under this Plan in the event of the Participant's death.

                         "Board" means the Board of Directors of the Company.

                         "Change of Control Event" shall mean any of the
following:

          (1) Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

          (2) Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by stockholders of the Company immediately before such reorganization;

          (3) Approval by the stockholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a subsidiary; or

          (4) Any of the events set forth in paragraphs (l), (m) or (n) of the Tranche I Events of Default set forth in Exhibit E to the Credit and Guaranty Agreement dated as of September 9, 1988, as amended through the

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     Restructuring Date, among the Company, a subsidiary of the Company and certain financial institutions.

          "Closing Date" has the meaning set forth in the Management Equity Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended. References to Sections of the Code shall be deemed to refer to such Sections as in effect on the date this Plan is adopted as such Sections may, from time to time, be amended.

          "Common Stock" means the Common Stock, par value $0.01 per share, of the Company, which consists of Series A Common Stock and Series B Common Stock.

          "Committee" means the Committee appointed by the Board as from time to time constituted; provided, however, that during any such time as one or more Participants may be subject to Section 16 of the Exchange Act, the members of the Committee shall be each of the directors then serving on the Board who is a disinterested person within the meaning of the rules and regulations promulgated under, and any other applicable authoritative interpretations of, such Section 16.

          "Company" means Triangle Pacific Corp. a Delaware corporation, and its successors and assigns.

          "Consolidated Adjusted Operating Income" for any period means the consolidated operating income of the Company and its Subsidiaries adjusted for LIFO, calculated in accordance with the methods used for purposes of those certain Projected Financial Statements for the Company and its Subsidiaries For Each of the Five Years Ending December 31, 1996 and attached hereto as Schedule II.

          "Eligible Employee" means only each of the persons identified on
Schedule I hereto, if such person is an employee of the Company or a Subsidiary on the date an Option hereunder is granted.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

          "Exercise Price" means the purchase price per share of Series A Common Stock in accordance with Section 3.2, as the same may be adjusted pursuant to
Article V.

          "Fair Equity Value of the Company" means, at any date of determination, (i) at any time when there is not a public market for shares of either series of Common Stock,

                                      A-2
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the fair market value of the equity of the Corporation as reasonably determined in good faith by the Board; (ii) at any time when there is a public market for shares of one series of Common Stock, the sum of (x) the fair market value of the series of Common Stock for which there is not a public market as reasonably determined by the Board and (y) the aggregate value of that series of Common Stock for which there is a public market derived from the average (weighted by daily trading volume) of the daily closing prices per share of that series of Common Stock for the 30 consecutive trading days as reported on the Composite Transactions tape commencing 45 days before such date, or, if shares of that series of Common Stock are not reported on the Composite Transactions tape, on the principal securities exchange on which shares of that series of Common Stock are listed for or admitted to trading, or, if shares of that series of Common Stock are not listed for or admitted to trading on any such securities exchange, the average of the highest reported bid and lowest reported ask prices as furnished by the National Association of Securities Dealers through NASDAQ, or, if NASDAQ is no longer reporting such information, any other similar organization; and (iii) at a time when there is a public market for shares of each series of Common Stock, the sum of the aggregate value of each series of Common Stock determined as set forth in subclause (y) of clause (ii) above. The aggregate value of a series of Common Stock shall be derived from the foregoing market price per share of such series of Common Stock by multiplying such per share price by the sum of (x) all outstanding shares of such series of Common Stock and (y) all shares of such series of Common Stock issuable upon the exercise of all options and warrants or the conversion of all convertible securities.

          "Incentive Stock Option" means an Option that satisfies the requirements of Section 422 of the Code.

          "Management Equity Agreement" means that certain agreement made and entered into as of June 1, 1992 by and among the Company and each of the individuals and limited partnerships identified on the signature pages thereto.

          "Option" means an option, granted to a Participant hereunder, to purchase Series A Common Stock.

          "Participant" means an Eligible Employee who has been granted an Option pursuant to this Plan.

          "Plan" means the Triangle Pacific Corp. Stock Option Plan as set forth herein.

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

          "Restructuring Date" has the meaning set forth in the Management Equity Agreement.

          "Series A Common Stock" means the Series A Common Stock, par value $0.01 per share, of the Company.

          "Stock Option Agreement" means an agreement evidencing the grant of one or more Options in the form of Exhibit A hereto.

          "Subsidiary" means any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.


ARTICLE II.  THE PLAN

     2.1  Purpose.  The purpose of this Plan is to promote the success of the
          -------
Company by providing an additional means to retain key personnel through long term incentive for high levels of performance and for significant efforts to improve the financial performance of the Company by granting Options.

     2.2  Administration.  This Plan shall be administered by the Committee.
          --------------
Action of the Board or the Committee with respect to this Plan shall be taken pursuant to a majority vote or the written consent of all of its members. In the event action by the Board or the Committee is taken by written consent of all of its members, the action by the Board or Committee shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company.

          Subject to applicable law, no member of the Board or the Committee, or officer of the Company or a Subsidiary, shall be liable for any action or inaction relating to this Plan of the entity or body, of another person, or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and the Committee may act in their absolute discretion in matters related to this Plan.

     2.3  Series A Common Stock Subject to this Plan.  The stock to be offered
          ------------------------------------------
under this Plan shall be treasury shares or shares of the Company's authorized but unissued Series A Common Stock. The aggregate amount of Series A Common Stock that may be issued or transferred pursuant to Options granted under this Plan shall not exceed 300,000 shares, subject to adjustment in accordance with Article V. If any Option shall expire without having become exercisable or without having been exercised in full, the shares subject thereto shall be available for purposes of additional Options under this Plan. All Options granted under this Plan and all shares of Series A Common Stock issued or transferred pursuant to Options granted under this Plan shall be subject to the provisions of the Management Equity Agreement as provided therein.


ARTICLE III.  OPTIONS

     3.1  Granting of Options.
          -------------------

          (a)  Incentive Stock Options.  It is intended that Options granted
               -----------------------
under this Plan on the Closing Date shall constitute Incentive Stock Options within the meaning of Section 422 of the Code. Options granted under this Plan on or after the Closing Date shall constitute Incentive Stock Options only if they satisfy the requirements therefor under Section 422 of the Code.

          (b)  Closing Date Grants.  Options to purchase Series A Common Stock
               -------------------
shall be granted on the Closing Date to each Eligible Employee to purchase the number of shares of Series A Common Stock listed in Schedule I hereto next to such Eligible Employee's name. In order for one or more Options to be granted to an Eligible Employee, the Eligible Employee must enter into a Stock Option Agreement with the Company supplied by the Committee in the form attached hereto as Exhibit A.

          (c)  Subsequent Grants.  If, at any time following the Closing Date
               -----------------
and before January 1, 1998, shares of Series A Common Stock become available for purposes of additional Options under this Plan in accordance with Section 2.3, then, as soon as practicable, the Committee shall grant each Participant, who is then an Eligible Employee, Options to purchase a portion of the number of available shares, equal to the ratio of the number of shares listed in Schedule I next to such Eligible Employee's name to the aggregate number of shares next to the names of all such Eligible Employees, rounded to the nearest whole number of shares (but not, in the aggregate for all such Eligible Employees a number of shares in excess of those available). In order for one or more Options to be granted to an Eligible Employee under this paragraph, the Eligible Employee must enter into a Stock Option Agreement with the Company supplied by the Committee in the form attached hereto as Exhibit A. The number of shares of Series A Common Stock covered by Options granted to an Eligible

Employee under this paragraph shall be equally divided among such of the five Options described in the Stock Option Agreement as are not then immediately exercisable.

          (d)  Limitation on Amounts.  Notwithstanding anything to the contrary
               ---------------------
herein or in the Stock Option Agreements, if it is ultimately determined that the aggregate fair market value (determined as of the date of grant) of the stock with respect to which Incentive Stock Options would, but for this paragraph, be exercisable for the first time by a Participant during any calendar year exceeds $100,000, the portion of such Participant's Options which cause such fair market value to exceed $100,000 shall not be treated as, and shall not constitute, Incentive Stock Options.

     3.2  Exercise Price.  The per share purchase price for Series A Common
          --------------
Stock covered by an Option (including an Option granted on the Closing Date or on any subsequent date) is set forth in Section 2 of the applicable Stock Option Agreement and is subject to adjustment in accordance with Article V. The Committee shall determine the adjustments to be made to the Exercise Price and to the number of shares of Series A Common Stock subject to outstanding Options in accordance with Article V. Notwithstanding any provision of the Plan to the contrary, the Exercise Price shall not be less than the par value of a share of Series A Common Stock.

     3.3  Shares Exercisable.  Each Option to purchase shares of Series A Common
          ------------------
Stock shall become exercisable in accordance with the terms of the Stock Option Agreement to be supplied by the Committee, the form of which is attached hereto as Exhibit A.

     3.4  Expiration of Options.
          ---------------------

          (a)  Tenth Anniversary.  Each Option, unless expired sooner pursuant
               -----------------
to this Section 3.4, shall expire on the date which is the tenth anniversary of the Restructuring Date.

          (b) Failure to Become Exercisable.  Each Option that does not become
              -----------------------------
exercisable in accordance with Section 3.3 on or before December 31, 1997 shall expire on January 1, 1998, unless expired sooner pursuant to this Section 3.4.

          (c)  Termination of Employment.  Each Option granted to a Participant
               -------------------------
that has not become exercisable shall expire as of the date of such Participant's termination of employment with the Company and its

Subsidiaries for any reason. Each Option granted to a Participant that has become exercisable shall continue to be exercisable following such Participant's termination of employment, subject to expiration in accordance with paragraph
(a) of this Section 3.4.

     3.5  Exercise of Options.  An Option may be exercised in whole or in part
          -------------------
(provided that an Option may not be exercised to purchase any fractional shares) only after such Option has become exercisable in accordance with Section 3.3 and before the expiration of such Option in accordance with Section 3.4. Each Option may be exercised only by the Participant during his lifetime. In the event of the death of a Participant, the Participant's Beneficiary shall be entitled, subject to Section 6.7, to exercise the Options granted to such Participant that became exercisable on or before the date of such Participant's death. Any person so desiring to exercise such Options as Beneficiary of the Participant shall be required, as a condition to the exercise of such Options, to furnish the Committee such documentation as shall be reasonably necessary to evidence the authority of such person to exercise such Options.

     3.6  Manner of Exercise and Payment for Shares.  An Option may be exercised
          -----------------------------------------
in whole or in part (provided that an Option may not be exercised to purchase any fractional shares) by giving written notice to the Secretary of the Company stating the number of shares of Series A Common Stock with respect to which the Option is being exercised and tendering the Exercise Price for the shares. Subject to Sections 5.6 and 6.7 and the Management Equity Agreement, as soon as reasonably possible following such exercise, a certificate representing shares of Series A Common Stock purchased, registered in the name of the purchaser, shall be delivered to the purchaser.

          3.7  Acceleration Upon a Change of Control Event.  In order to protect
               -------------------------------------------
the holders of Options, immediately prior to the occurrence of a Change of Control Event a number of Options granted to a Participant shall become exercisable equal to the product of (i) the number of Options granted to such Participant for which no determination as to exercisability has been made pursuant to Section 2 of the applicable Stock Option Agreement and (ii) a fraction, the numerator of which is the number of Options granted to such Participant which have previously become exercisable, and the denominator of which is the number of Options granted to such Participant for which the first determination as to exercisability has been made pursuant to Section 2 of the applicable Stock Option Agreement; provided that (x) if no determination as to
                                   --------
exercisability has been made pursuant to Section 2 of the applicable Stock Option Agreement, the fraction set forth in clause (ii) above shall be deemed to be one, and (y) if, in connection with such Change of Control Event a record date or effective date (if no record date is fixed) is established, the number of Options determined above shall become exercisable ten business days prior to such record date or effective date.


ARTICLE IV.  RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES

     4.1  No Right to Continued Employment.  Nothing contained in this Plan or
          --------------------------------
in the Stock Option Agreements or in any other documents related to this Plan shall confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or its Subsidiaries or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person's compensation or to terminate the employment of such person, with or without cause.

     4.2  Options Not Transferable.  No Option may be transferred, assigned,
          ------------------------
pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon an Option, shall be null and void and without effect.

     4.3  No Trust Created.  No Participant, Beneficiary or other person shall
          ----------------
have any right, title or interest in any fund or in any specific asset (including shares of Series A Common Stock) of the Company by reason of any Option granted hereunder. There shall be no funding of any benefits which may become payable hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive a benefit hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

ARTICLE V.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     5.1  Changes in Shares Outstanding.  In case the Company shall at any time
          -----------------------------
after the date hereof (i) declare a dividend or make a distribution on shares of Common Stock payable in Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the exercise of Options after such time shall entitle the Participant to receive, for the same aggregate Exercise Price, the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause (iv) above) which, if the Options had been exercised immediately prior to such time, such Participant would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     5.2  Changes Due to Distributions or Redemptions.  In case the Company
          -------------------------------------------
shall (x) fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with an amalgamation, arrangement, consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than (I) cash dividends or cash distributions payable out of consolidated earnings or earned surplus or (II) dividends payable in shares of Common Stock) or (y) redeem shares of Common Stock, the Exercise Price to be in effect after such record date (in the case of clause (x)) or the date of such redemption (in the case of clause (y)) shall be determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, the numerator of which shall be the Fair Equity Value of the Company immediately prior to such date, less the fair market value of the portion of the assets, other property or evidences of indebtedness so to be distributed, and the denominator of which shall be such Fair Equity Value of the Company immediately prior to such date. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise

Price which would then be in effect if such record date had not been fixed.

     5.3  Limitations on Adjustments to Exercise Price.  No adjustment in the
          --------------------------------------------
Exercise Price pursuant to Sections 5.1 or 5.2 shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that the Committee may determine that such adjustment shall be made. All calculations under this Article V shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

     5.4  Other Shares of Capital Stock.  In the event that, at any time as a
          -----------------------------
result of an adjustment made pursuant to Section 5.1, the holder of any Option thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of any Option shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Agreement.

     5.5  Effect on Outstanding Options.  Upon each adjustment of the Exercise
          -----------------------------
Price as a result of the calculations made in Sections 5.1 or 5.2, each Option outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Series A Common Stock obtained by (x) multiplying the number of shares covered by such Option immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (y) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

     5.6  Issuance of Stock.  In any case in which this Article V shall require
          -----------------
that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the Participant, upon the exercise of an Option after such record date, of the number of shares of Series A Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Series A Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Participant a due bill or other appropriate instrument evidencing the Participant's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

ARTICLE VI.  MISCELLANEOUS PROVISIONS

     6.1  Government Regulation.  This Plan, the granting of Options and
          ---------------------
issuance or transfer of shares of Common Stock pursuant thereto are subject to all applicable Federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Options may be granted under this Plan, and no shares of Common Stock shall be issued or transferred by the Company, pursuant to or in connection with any such Option or the exercise thereof, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares of Common Stock shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

     6.2  Amendment.  The Board may, at any time or from time to time, amend or
          ---------
modify this Plan in order to effectuate the intent of this Plan, subject to the terms of this Section 6.2. The Board or the Committee, with the consent of the Participant, may make such modifications to the terms and conditions of such Participant's Option as it shall deem advisable. The amendment or modification of this Plan shall not, without the consent of the Participant, alter or impair any rights or obligations pertaining to any Options granted under this Plan prior to such amendment or modification, including, without limitation, rights that may arise in the future to exercise any Option or rights that may arise in the future to be granted additional Options, except to the extent necessary to ensure compliance of any Participant with Section 16 of the Exchange Act, to the extent applicable to such Participant. Unless approved by the shareholders, and except to the extent provided in Article V, no amendment or modification of this Plan may (i) increase the total number of shares of Common Stock available for granting Options under the Plan as set forth in Section 2.3; (ii) extend the duration of the Plan; (iii) increase the maximum term of Options; or (iv) change the class of employees eligible to be granted Options under the Plan.

     6.3  Effective Date of This Plan.  This Plan shall be effective on the date
          ---------------------------
on which it is approved by the holders of a majority of the shares of Common Stock of the Company.

     6.4  Term of This Plan.  This Plan shall terminate upon the earlier to
          -----------------
occur of the exercise in whole or expiration of the last Option outstanding hereunder.

     6.5  Notices.
          -------

          (a)  In the event:

               (1) that the Company shall authorize the distribution to holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated retained earnings or dividends payable in shares of Common Stock) or the redemption of shares of Common Stock; or

               (2) of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Options represented hereby (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

               (3) of any Change of Control Event that accelerates the exercisability of Options ten business days prior to the record date or effective date pursuant to the proviso in Section 3.7 hereof; or

               (4) that the Company proposes to take any other action which would require an adjustment of the Exercise Price pursuant to Article V hereof;

then the Company shall cause to be given to each Participant, at least 30 days prior to the applicable record date or effective date, if no record date is fixed, hereinafter specified (by certified mail, postage prepaid) a written notice stating the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants or distributions are to be determined. The failure to give the notice required by this Section 6.5 or any defect therein shall not affect the legality or validity of any distribution, right or warrant, or the vote upon any action.

          (b) Any notice or demand authorized or required pursuant to this Plan to be given or made shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed, if to the Company, as follows:

               Triangle Pacific Corp.
               P.O. Box 660200
               Dallas, Texas  75266-0100
               Attention:  General Counsel

          with a copy to:

               O'Melveny & Myers
               555 13th Street, N.W.
               Washington, D.C.  20004
               Attention:  Jeffrey J. Rosen, Esq.

and if to an Eligible Employee, Participant or Beneficiary to his last known address in the books and records of the Company.

          (c) Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to an Eligible Employee, a Participant or a Beneficiary (a) on the date it is personally delivered to him or her, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     6.6  Governing Law.  This Plan and the documents evidencing Options and all
          -------------
other related documents shall be governed by and construed in accordance with, the laws of the State of Texas, without regard to the principles of conflicts of laws thereof which might refer such interpretation to the laws of a different state or jurisdiction. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

     6.7  Management Equity Agreement.  So long as the Management Equity
          ---------------------------
Agreement is in effect, the Company shall be under no obligation to sell or deliver shares of Common Stock under the Plan to a Participant or Beneficiary unless such Participant or Beneficiary shall be a party to the Management Equity Agreement.

          6.8  Disputes.  In the event of any dispute between a Participant and
               --------
the Board, the Committee or the Company in connection with such Participant's rights under this Plan, the Company agrees to reimburse such Participant for any expenses, including legal fees, incurred by such Participant in connection with such dispute.

                             TRIANGLE PACIFIC CORP.
                               STOCK OPTION PLAN

                                   Schedule I

                Eligible Employees and Shares Subject to Options
                ------------------------------------------------


                         Number
                           of
Eligible Employee        Shares
-----------------        ------

Floyd Sherman            46,425

M. Joseph McHugh         46,425

Joseph W. Nussbaum       46,425

Robert J. Symon          46,425

Darryl Marchand           8,425

Melvin Burkhardt          4,774

John G. Conklin          16,008

Charles Engle            16,008

John W. Esch              4,774

James T. Fidler           8,425

George W. Kaplan          4,774

Michael Kearins          16,008

Alan M. Kurzman           4,774

Dwain Plaster             4,774

James Price               4,774

Burt Root                 4,774

Allen Silver             16,008

                            TRIANGLE PACIFIC CORP.
                               STOCK OPTION PLAN

                                  Schedule II



                Projected Financial Statements for the Company
                   and Its Subsidiaries for Each of the Five
                        Years Ending December 31, 1996
                ----------------------------------------------

                                  EXHIBIT A TO
                             TRIANGLE PACIFIC CORP.
                               STOCK OPTION PLAN

                         FORM OF STOCK OPTION AGREEMENT


     NO OPTION GRANTED UNDER THIS AGREEMENT MAY BE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED (WHETHER BY OPERATION OF LAW OR OTHERWISE), EXCEPT AS PROVIDED BY WILL OR THE APPLICABLE LAWS OF DESCENT OR DISTRIBUTION, AND NO SUCH OPTION SHALL BE SUBJECT TO EXECUTION, ATTACHMENT OR SIMILAR PROCESS. ANY ATTEMPTED ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY SUCH OPTION, OR LEVY OF ATTACHMENT OR SIMILAR PROCESS UPON ANY SUCH OPTION, SHALL BE NULL AND VOID AND WITHOUT EFFECT.


          Stock options (the "Options") are hereby granted on _______________ __, 199_ by Triangle Pacific Corp., a Delaware corporation (the "Company"), to the person identified as the Participant on the signature page hereof (the "Participant"), for and with respect to Series A Common Stock, par value $0.01 per share (the "Series A Common Stock"), of the Company, subject to the following terms and conditions:

     Section 1.  Governing Plan
                 --------------

          This Stock Option Agreement (the "Agreement") and the Options granted hereby are subject to the terms and conditions of the Triangle Pacific Corp. Stock Option Plan (the "Plan"), the terms of which are hereby incorporated by reference. For purposes of this Agreement, the capitalized terms defined in the Plan shall have the meanings ascribed to them in the Plan, except as otherwise specified.

     Section 2.  Grant and Exercise of Options
                 -----------------------------

          Subject to the provisions set forth herein and the terms and conditions of the Plan, and in consideration of the agreements of the Participant herein provided, the Company hereby grants to the Participant Options to purchase from the Company the number of shares of Series A Common Stock, at the Exercise Price per share, as set forth below and in the Plan. Each Option granted hereby will become exercisable, if at all, in whole or in part (provided that an Option may not be exercised to purchase any fractional shares) by the Participant or his Beneficiary only at the times and in the amounts set forth in this Section 2 and the

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Plan.  Subject to adjustment in accordance with Article V of he Plan, the
Exercise Price per share of Series A Common Stock subject to each Option granted hereby is the sum of (x) $2.00 plus (y) if at any time during the seven months following the Restructuring Date the Series A Common Stock is publicly traded for 20 trading days, the amount, if any, by which the average sale price over the first 20 such trading days exceeds $2.00 per share; provided, however, that
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in no event will the amount of the increase under this clause (y) exceed $2.00.
The target for the Company's Consolidated Adjusted Operating Income for each fiscal year (the "Target" for such fiscal year) during the relevant period and target for the Company's cumulative Consolidated Adjusted Operating Income for each fiscal year (the "Cumulative Target" for such fiscal year) during the relevant period are set forth in Section 3.

          (a)  Option 1.
               --------

          The number of shares of
          Series A Common Stock subject
          to Option 1 is:                     ___________ shares


          The option to acquire shares of Series A Common Stock subject to Option 1 (the "Option 1 shares") will become exercisable upon the earliest to occur of (x) the Company's Consolidated Adjusted Operating Income for fiscal year 1992 equalling or exceeding the fiscal year 1992 Target or (y) the Company's cumulative Consolidated Adjusted Operating Income for fiscal year 1993 or any later fiscal year identified in Section 3 equalling or exceeding the Cumulative Target applicable to such fiscal year.

          (b)  Option 2.
               --------

          The number of shares of
          Series A Common Stock subject
          to Option 2 is:                     ___________ shares


          The option to acquire shares of Series A Common Stock subject to Option 2 (the "Option 2 shares") will become exercisable upon the earliest to occur of (x) the Company's Consolidated Adjusted Operating Income for fiscal year 1993 equalling or exceeding the fiscal year 1993 Target or (y) the Company's cumulative Consolidated Adjusted Operating Income for fiscal year 1993 or any later fiscal year identified in Section 3 equalling or exceeding the Cumulative Target applicable to such fiscal year.

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          (c)  Option 3.
               --------

          The number of shares of
          Series A Common Stock subject
          to Option 3 is:                _____________ shares


          The option to acquire shares of Series A Common Stock subject to Option 3 (the "Option 3 shares") will become exercisable upon the earliest to occur of (x) the Company's Consolidated Adjusted Operating Income for fiscal year 1994 equalling or exceeding the fiscal year 1994 Target or (y) the Company's cumulative Consolidated Adjusted Operating Income for fiscal year 1994 or any later fiscal year identified in Section 3 equalling or exceeding the Cumulative Target applicable to such fiscal year.

          (d)  Option 4.
               --------

          The number of shares of
          Series A Common Stock subject
          to Option 4 is:                _____________ shares


          The option to acquire shares of Series A Common Stock subject to Option 4 (the "Option 4 shares") will become exercisable upon the earliest to occur of (x) the Company's Consolidated Adjusted Operating Income for fiscal year 1995 equalling or exceeding the fiscal year 1995 Target or (y) the Company's cumulative Consolidated Adjusted Operating Income for fiscal year 1995 or fiscal year 1996 equalling or exceeding the Cumulative Target applicable to such fiscal year.

          (e)  Option 5.
               --------

          The number of shares of
          Series A Common Stock subject
          to Option 5 is:                _____________ shares


          The option to acquire shares of Series A Common Stock subject to Option 5 (the "Option 5 shares") will become exercisable upon the earliest to occur of (x) the Company's Consolidated Adjusted Operating Income for fiscal year 1996 equalling or exceeding the fiscal year 1996 Target or (y) the Company's cumulative Consolidated Adjusted Operating Income for fiscal year 1996 equalling or exceeding the Cumulative Target applicable to fiscal year 1996.

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     Section 3.  Targets and Cumulative Targets
                 ------------------------------

          (a)  For fiscal year 1992, the fiscal year 1992 Target is $16,163,000.

          (b) For fiscal year 1993, the fiscal year 1993 Target is $34,326,000 and the fiscal year 1993 Cumulative Target is $50,489,000.

          (c) For fiscal year 1994, the fiscal year 1994 Target is $47,848,000 and the fiscal year 1994 Cumulative Target is $98,337,000.

          (d) For fiscal year 1995, the fiscal year 1995 Target is $57,210,000 and the fiscal year 1995 Cumulative Target is $155,547,000.

          (e) For fiscal year 1996, the fiscal year 1996 Target is $57,210,000 and the fiscal year 1996 Cumulative Target is $212,757,000.

          (f) The Board and the Participant recognize that the Targets and Cumulative Targets set forth in this Section 3 were derived from those certain Projected Financial Statements for the Company and its Subsidiaries For Each of the Five Years Ending December 31, 1996 and attached to the Plan as Schedule II (the "Projections"). The Board agrees with the Participant that, to the extent that a material portion of the assets or businesses of the Company is sold or otherwise transferred, the Targets and Cumulative Targets set forth in this
Section 3 will be revised to reflect such sale or other transfer by revising the Projections to exclude the operating income attributable to such assets or businesses for a ratable portion of the year in which such sale or other transfer takes place and for all subsequent years or to otherwise renegotiate the Targets and Cumulative Targets in good faith; provided, however, that any such revision to the Projections will reflect a downward adjustment to the Targets and Cumulative Targets for the amount of the fixed overhead costs allocated for purposes of the Projections to such portion of the assets or businesses sold or transferred and reallocated to the remaining assets and businesses for purposes of the revisions to the Projections.

     Section 4.  Notice to Participant.
                 ---------------------

          Promptly after the completion of the audited financial statements for each of the fiscal years 1992, 1993, 1994, 1995 and 1996 of the Company, the Company shall determine (x) the annual Consolidated Adjusted Operating Income for such fiscal year, (y) the cumulative Consolidated

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Adjusted Operating Income for fiscal year 1992 through the fiscal year to which such financial statements relate, and (z) whether, in each case, the Target and Cumulative Target set forth in Section 3 have been equalled or exceeded. Any such determinations by the Company shall be conclusive absent arithmetic error. Promptly after making such determination, the Company shall notify the Participant whether any Options granted hereby have become exercisable.

     Section 5.  Certain Terms of the Options.
                 ----------------------------

          (a) The exercise of an Option granted hereby is conditioned upon the acceptance by the Participant of the terms and conditions of this Agreement and the Plan (including, without limitation, the terms and conditions pursuant to which the Option shall become exercisable, if at all, the terms for exercising the Option and the terms pursuant to which the Option will expire or be cancelled) as evidenced by the Participant's execution of this Agreement in the space provided therefor at the end hereof and the return of an executed copy of this Agreement to the Secretary of the Company. An Option may be exercised in whole or in part (provided that an Option may not be exercised to purchase any fractional shares) by giving written notice to the Secretary of the Company stating the number of shares of Series A Common Stock with respect to which the Option is being exercised and tendering the Exercise Price for the shares, all in accordance with the Plan.

          (b) No Option granted hereby may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option granted hereby shall be subject to execution, attachment or similar process. An attempted assignment, transfer, pledge, hypothecation or other disposition of an Option granted hereby, or levy or attachment or similar process upon an Option, shall be null and void and without effect. An Option granted hereby may be exercised only by the Participant during his lifetime, or his Beneficiary in the event of the Participant's death.

          (c) Neither the Participant nor his Beneficiary shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Series A Common Stock issuable upon exercise of an Option granted hereby, unless and until the Exercise Price for such shares shall have been paid in full.

          (d) In the event an Option granted hereby is exercised in whole or in part and there shall remain one or

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more Options or part thereof outstanding, this Agreement shall be delivered by the Participant to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the exercise or partial exercise of the Options granted hereby.

          (e) If this Agreement is mutilated, lost, stolen or destroyed, the Company shall issue, without payment of any service charge, in exchange and substitution for and upon cancellation of the mutilated Agreement, or in lieu of and in substitution for the Agreement lost, stolen or destroyed, a new Agreement of like tenor and representing like Options, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Agreement and indemnity, if requested, also reasonably satisfactory to it.

     Section 7.  Reservation and Availability of Shares of
                 -----------------------------------------
                 Series A Common Stock
                 ---------------------

          (a) The Company will at all times reserve and keep available out of its authorized and unissued shares of Series A Common Stock, free from preemptive rights, solely for the purpose of issue upon exercise of the Options granted hereby, the full number of shares of Series A Common Stock deliverable upon the exercise of the Options granted hereby.

          (b) Before taking any action which could cause an adjustment pursuant to Article V of the Plan reducing the Exercise Price below the then par value (if any) of the shares of Common Stock issuable upon exercise of the Options granted hereby, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that upon any such exercise the Company may validly and legally issue fully paid and nonassessable shares of Series A Common Stock at the Exercise Price as so adjusted.

          (c) The Company covenants that all shares of Series A Common Stock issued upon due exercise of any Options granted hereby shall, when issued, be validly issued, fully paid and nonassessable.

     Section 8.  Consolidation, Merger or Sale of Assets.
                 ---------------------------------------

          If, at any time when any Options are outstanding, the Company shall consolidate or merge with one or more other corporations (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of its outstanding Common Stock

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(including converting such Common Stock into cash)), the holder of any Options will thereafter receive, upon the exercise thereof in accordance with the terms of this Agreement, the securities or property (including cash) to which the holder of the number of shares of Series A Common Stock then deliverable upon the exercise of such Options would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Options. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this Section 8 shall similarly apply to successive mergers, consolidations, sales or other transfers.

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          IN WITNESS WHEREOF, Triangle Pacific Corp. has caused this Agreement to be signed by its President.

Dated: _____________ __, 1992

                              TRIANGLE PACIFIC CORP.


                              By: ________________________

                              Its: _______________________

          IN WITNESS WHEREOF, the undersigned Participant hereby accepts the foregoing Agreement and the terms and conditions of the foregoing Agreement and the Plan.


                              By: ________________________

                              Name:_______________________



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